Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 PORTFOLIO COMPANY DBM GLOBAL INC. TO AQUIRE GRAYWOLF
INDUSTRIAL, A LEADING PROVIDER OF SPECIALTY MAINTENANCE, REPAIR
AND INSTALLATION SERVICES

Acquisition Extends DBM Global’s Broad Service Offering
into Heavy Maintenance and Repair Industry

NEW YORK, October 11, 2018 -- HC2 Holdings, Inc. (“HC2”) (NYSE: HCHC), a diversified holding company, announced today that its operating subsidiary DBM Global Inc. (“DBM Global”) (OTC: DBMG), a family of companies providing fully integrated structural and steel construction services, has entered into an agreement to acquire GrayWolf Industrial, a premier specialty maintenance, repair and installation services provider, for $135 million. The transaction, which is expected to be accretive, is subject to customary closing conditions and adjustments, and is expected to close during the fourth quarter of 2018.
For nearly 40 years, GrayWolf and its family of companies (Titan Contracting, Inco Services, Milco National and Titan Fabricators) have developed an outstanding reputation for on-time deliveries, commitment to safety and furnishing quality services and products. GrayWolf provides services including specialty welding, maintenance and rigging, among others, to clients across the United States and select international locations in a variety of heavy industrial and mechanical industries, ranging from power to petrochemical to pulp and paper to mining.
“This transaction, which is accretive to DBM Global's EBITDA performance, provides us with entry into the heavy maintenance and repair industry, allowing us to diversify our revenue streams, while capitalizing on GrayWolf Industrial’s strong customer relationships with prime contracts and exceptional culture,” said Rustin Roach, President and Chief Executive Officer of DBM Global. “By expanding the scope of our services, we are able to offer customers a much larger total value proposition, which in turn, strengthens our ability to continue driving value for our shareholders.”
“Through this acquisition, DBM Global continues to diversify its service offering, allowing them to reach more end-markets, as well as offer clients additional complementary services,” said Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “We looked long and hard for the right acquisition for DBM to not only expand the product line, but also one where we would capture synergies with the existing platform. The acquisition of GrayWolf Industrial further solidifies HC2’s model of acquisition and growth, while continuing to focus on one of its goals of DBM Global becoming a $1 billion revenue construction and industrial services company.”
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.
About DBM Global Inc.
DBM Global Inc. is focused on delivering world class, sustainable value to its clients through a highly collaborative portfolio of companies which provide better designs, more efficient construction and superior asset management solutions. The Company offers integrated steel construction services from a single source and professional services which include design-assist, design-build, engineering, BIM participation, 3D steel modeling/detailing, fabrication, advanced field erection, project management, and state-of-the-art steel management systems. Major market segments include commercial, healthcare, convention centers, stadiums, gaming and hospitality, mixed use and retail, industrial, public works, bridges, transportation, and international projects. The Company, which is headquartered in Phoenix, Arizona, has operations in United States, Australia, Canada, India, New Zealand, Philippines, Singapore, Thailand and the United Kingdom.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. HC2 believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, the ability of our subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, our and our subsidiaries’ ability to refinance existing debt, identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HC2 or the applicable subsidiary of HC2, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations and taxes.
These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
For information on HC2 Holdings, Inc., please contact:
Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836